UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 7, 2003

(Date of report; date of

earliest event reported)

Commission file number: 333-57494

WHOLESALE AUTO RECEIVABLES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	38-3082709
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o General Motors Acceptance Corporation

200 Renaissance Center

P.O. Box 200    Detroit, Michigan

48265-2000

(Address of principal executive offices)

(Zip Code)

(313) 556-5000

(Registrant’s telephone number, including area code)

ITEM 7. EXHIBITS

4.1	Indenture between Superior Wholesale Inventory Financing Trust VIII (the “Trust”) and the Bank of New York, as Indenture Trustee, dated as of October 7, 2003.

4.2	Trust Agreement between Wholesale Auto Receivables Corporation, as Seller, and Chase Manhattan USA, N.A., as Owner Trustee, dated as of October 7, 2003.

4.3	Pooling and Servicing Agreement between General Motors Acceptance Corporation and Wholesale Auto Receivables Corporation, dated as of October 7, 2003.

4.4	Officer’s Issuance Certificate for Series 2003-A Floating Rate Asset Backed Term Notes, dated as of October 7, 2003.

25.1	Supplemental Statement of Eligibility on Form T-1 of the Bank of New York as Indenture Trustee under the Indenture.

99.1	Trust Sale and Servicing Agreement among General Motors Acceptance Corporation, as Servicer, Wholesale Auto Receivables Corporation, as the Seller and Superior Wholesale Inventory Financing Trust VIII, as the Issuer, dated as of October 7, 2003.

99.2	Custodian Agreement between General Motors Acceptance Corporation, as Custodian, and Wholesale Auto Receivables Corporation, as Seller, dated as of October 7, 2003.

99.3	Administration Agreement among Superior Wholesale Inventory Financing Trust VIII, as Issuer and General Motors Acceptance Corporation, as Administrator, and the Bank of New York, as Indenture Trustee, dated as of October 7, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLESALE AUTO RECEIVABLES CORPORATION (Registrant)

Dated: October 20, 2003	/s/ William F. Muir
William F. Muir Chairman of the Board